Exhibit 99.1

Precipio 2025 (Unaudited) Revenues Grew to $24.0M, a 30% Increase Year-Over-Year

In Q4-2025 the Company generated ~$400K in Operating Cash Flow, and Adjusted EBITDA of close to $1M

NEW HAVEN, CT, Globenewswire – (February 25, 2026) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), announces some preliminary (unaudited) financials for Q4-2025 and for its fiscal year 2025.

Below are some of the key financial performance metrics for the Company.

1.	Revenue Growth – Precipio’s revenues increased from $18.5M in 2024 to $24.0M in 2025, an increase of 30% year over year. Q4-2025 revenues were $6.7M, an increase of 23% YoY from $5.4M in Q4-2024.

2.	Positive Adjusted EBITDA – Precipio will report Adjusted EBITDA of $0.95M for Q4-2025, and $1.23M for the full year 2025. This is compared to Adjusted EBITDA of $0.40M in Q4-2024 and ($1.5M) in full year 2024. Please see a more detailed explanation Adjusted EBITDA at the bottom of this press release.

3.	Positive operating cash flow - Precipio will report $368K of positive operating cash flow during Q4-2025, and a total of $688K for 2025. This is compared to $439K of cash generated from operations in 2024. These amounts include certain unusual items related to Change Healthcare transactions and the COVID-related Employee Retention Credit. Excluding the unusual items, the Company’s adjusted operating cash flow was $617K for Q4-2025 and a total of $727K for 2025.

“Becoming an EBITDA and cash-flow positive business has a very important impact on how we manage the business. It allows us to now invest in growth projects that consider a longer-term perspective for the Company, rather than a constant focus on short-term cash burn considerations." said Ilan Danieli, CEO. “2025 was a great year for us, one where the business performed well, and shareholders saw their value triple. We are confident in our ability to continue to create this value.”

Additional information and a more in-depth discussion on the Company’s performance in 2025, and the prospects for 2026 will be provided in the shareholder call in early April, following the Company’s filing of its 10K.

EBITDA and Adjusted EBITDA Reconciliation and Explanation

EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) is a non-GAAP financial measure that is widely used to evaluate operational performance and pre-tax profitability of emerging growth companies like ours. Management believes Adjusted EBITDA provides investors with a useful perspective on the company’s financial health, particularly where non-cash amortization has an important impact on profitability.

Adjusted EBITDA as we define it modifies EBITDA by excluding the non-cash costs of employee stock options and unusual non-operating income and expense. Below is a reconciliation of Net Income, EBITDA and Adjusted EBITDA for the fourth quarter of 2024 and 2025:

($ in millions, unaudited)	Q4-25	Q4-24
Net income/(loss) (GAAP)	$0.5	$(0.4)
Adjustments to net income/(loss):
Interest expense, net	$0	$0.0
Income taxes	$0	$0
Depreciation	$0.1	$0.1
Amortization of intangibles	$0.3	$0.3
EBITDA (non-GAAP)	$0.9	$0.0
Further Adjustments to EBITDA
Stock-based compensation expense	$0.1	$0.4
Other significant (income) expenses	$0	$0
Adjusted EBITDA (non-GAAP)	$1.0	$0.4

About Precipio

Precipio is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions in the form of diagnostic products and services. Our products and services deliver higher accuracy, improved laboratory workflow, and ultimately better patient outcomes, which reduce healthcare expenses. Precipio develops innovative technologies in our laboratory where we design, test, validate, and use these products clinically, improving diagnostic outcomes. Precipio then commercializes these technologies as proprietary products that serve the global laboratory community and further scales Precipio’s reach to eradicate misdiagnosis.

Availability of Other Information About Precipio

For more information, please visit the Precipio website at https://www.precipiodx.com/ or follow Precipio on X (formerly Twitter) (@PrecipioDx) and LinkedIn (Precipio) and on Facebook. Investors and others should note that we communicate with our investors and the public using our company website (https://www.precipiodx.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on X and LinkedIn. The information that we post on our website or on X or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the targets set herein and related timing. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, adjusted EBITDA, plans, objectives, expectations, growth or profitability and our potential to reach financial independence are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our other reports filed with the U.S. Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates as of the date of this press release only. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523